BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON APRIL 23, 2018

1.            Date, Time and Place: Meeting held on April 23, 2018, at 2:30 p.m., in São Paulo City, São Paulo State, at the BRF S.A (“Company” or “BRF”) office located at Rua Hungria, 1400, 5th floor.

2.            Summons and Presence: Summons duly held pursuant to Article 21 of the Company’s Bylaws considering the presence of the totality of the members of the Board of Directors: Mr. Abilio dos Santos Diniz (“Mr. Abilio Diniz”), Mrs. Flavia Buarque de Almeida (“Mrs. Flávia Almeida”), Mr. Francisco Petros Oliveira Lima Papathanasiadis (“Mr. Francisco Petros”), Mr. José Carlos Reis de Magalhães Neto (“Mr. José Magalhães”), Mr. Luiz Fernando Furlan (“Mr. Luiz Furlan”), Mr. Marcos Guimarães Grasso (“Mr. Marcos Grasso”), Mr. Walter Malieni Jr. (“Mr. Walter Malieni”), represented in this meeting by Mr. Francisco Petros, according to power of attorney sent to the Company on the present date and Mr. Walter Fontana Filho (“Mr. Water Fontana”), represented in this meeting by Mr. Luiz Furlan.

3.            Presiding Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

4.            Agenda: (i) Initial Considerations, (ii) Approval of Form 20-F; and (ii) Itaú Funding Lines.

5.            Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1.       Initial Considerations. Mr. Abilio Diniz, Chairman of the Board of Directors, opened the meeting and communicated to the other members the resignation presented by Mr. José Aurélio Drummond Jr. to the positions of Global Chief Executive Officer and member of the Board of Directors of the Company on the present date.

The members of the Board of Directors, by unanimous votes of the present members, approved the appointment of Mr. Lorival Luz to temporarily occupy the position of Global Chief Executive Officer of the Company, cumulating such post with his current positions of Chief Financial and Investor Relations Officer.

5.2.       Approval of Form 20-F. The members of the Board of Directors, by unanimous votes of the present members and considering recommendation of the Fiscal Council and the Statutory Audit Committee of the Company, approved the filing of Form 20-F before the Securities and Exchange Commission as it was submitted to them, subject only to the updates arising from the Ordinary and Extraordinary General Shareholders’ Meeting to be held on April 26, 2018 (“AGOE”) and other facts that may occur after the present date, in a way that such filing must occur after the AGOE, on April 27, 2018.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on April 23, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON APRIL 23, 2018

5.3.       Itaú Funding Lines. The members of the Board of Directors, in accordance with Article 23, item (xxx) of the Company’s Bylaws, approved, by unanimous votes, considering the favorable recommendation of the Finance and Governance Committee, the contracting of the following funding lines with Banco Itaú: the anticipated rollover of funding line via bank credit note (Cédula de Crédito Bancário) in the approximate total amount of R$400,000,000.00 (four hundred million Brazilian reais) and new maturity date to July 2, 2019, as well as the contracting of new funding line in the total amount of up to R$300,000,000.00 (three hundred million Brazilian reais), with maturity of up to 13 months.

5.4.       Revision of the Global Compensation of the Managers, Modification of the Restricted Shares Plan, Complementary Guarantee to the members of the Board of Directors and Summons of a new Extraordinary General Shareholders’ Meeting: Notwithstanding the subjects referring to the global compensation of the Managers, modification of the Restricted Shares Plan, grant of complementary guarantee to the members of the Board of Directors and summons to a new Extraordinary General Shareholders’ Meeting to resolve on such matters were not in the agenda of the present meeting, considering the presence of the totality of the members of the Board of Directors and their agreement to include those subjects in the agenda, the members of the Board of Directors, by unanimous votes of the present members, resolved on such matters. Therefore, the following proposals were presented for resolution by the members of the Board, ad referendum the approval by the Company’s General Shareholders’ Meeting:

(i)            Revision of the global compensation of the members of the Board of Directors and Board of Officers of BRF for the 2018 fiscal year, provided in the Proposal of the Board of Directors for the AGOE, in the total approximate amount of up to R$87,500,000.00 (eighty seven million and five hundred thousand Brazilian reais). As proposed, the new total approximate amount for the global compensation of the managers, to be submitted by this Board of Directors for resolution of BRF’s General Shareholders’ Meeting, will be of up to R$93,100,000.00 (ninety three million and one hundred thousand Brazilian reais);

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on April 23, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON APRIL 23, 2018

(ii)           Modification of the Restricted Shares Plan, as to provide that the members of the Board of Directors may be beneficiaries of such plan, as well as to stablish that the Board of Directors will have discretion to define the term that binds the beneficiary to the Company and other terms related to this matter;

(iii)          Grant of Complementary Guarantee to the current and future members of the Board of Directors, upon submission of such subject to previous approval of the General Shareholders’ Meeting. It is proposed the execution of indemnity agreements between the Company and the current and future members of the Board of Directors in order to indemnify them for eventual losses resulting from decisions, sentences or other administrative or judicial constrictions that they may suffer due to the performance of their positions, that are not duly covered by the D&O Insurance; and

(iv)          Summons of a New Extraordinary General Shareholders’ Meeting to approve items (i) to (iii) listed above.

After discussion of the matters above, the majority of the Board members present at the meeting, once registered the abstentions of members Francisco Petros and Walter Malieni, approved the summons of an Extraordinary General Shareholders’ Meeting to resolve on items (i) to (iii) listed above, under the terms therein proposed.

6.            Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors or information presented during the meeting were filed at the Company’s head office.

7.            Closure: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on April 23, 2018

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON APRIL 23, 2018

I certify that the above text is a faithful copy of the minutes which are filed in Book No. 6, pages 36 to 39, of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

São Paulo, April 23, 2018.

Larissa Brack Secretary

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on April 23, 2018